UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 10, 2007
SGX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-51745 (Commission File Number)	06-1523147 (I.R.S. Employer Identification No.)
10505 ROSELLE STREET
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices)
(858) 558-4850
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.
On December 10, 2007, the registrant entered into a third amendment to its lease agreement with ARE-3770 Tansy Street, LLC and a fifth amendment to its lease agreement with ARE-10505 Roselle Street, LLC, for an aggregate of approximately 33,000 square feet of its facilities in San Diego, California. The amendments extend the terms of each of the leases to September 2013.
The foregoing descriptions of the lease amendments are qualified in their entirety by reference to the agreements which are filed as Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Third Amendment to Lease Agreement dated December 10, 2007 between Registrant and ARE-3770 Tansy Street, LLC.

99.2	Fifth Amendment to Lease Agreement dated December 10, 2007 between Registrant and ARE-10505 Roselle Street, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: December 13, 2007	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Third Amendment to Lease Agreement dated December 10, 2007 between Registrant and ARE-3770 Tansy Street, LLC.

99.2	Fifth Amendment to Lease Agreement dated December 10, 2007 between Registrant and ARE-10505 Roselle Street, LLC.